UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 21, 2014

Hydrogen Future Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2525 Robinhood Street, Suite 1100
Houston, Texas 77005
(Address of Principal Executive Offices)

281-436-6036
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

On April 21, 2014, Hydrogen Future Corporation (OTCQB: HFCO)  completed the acquisition of Hydra Fuel Cell Corporation (“Hydra”) from American Security Resources Corporation (Pink Sheets: ARSC).  Hydra has developed advanced hydrogen fuel cell technology which it initially intends to deploy as residential and small commercial grid replacement for electric generation.

Under the agreement to acquire Hydra, HFCO acquired 100% of the common stock of Hydra in exchange for a convertible preferred share issued to ARSC. The preferred share is convertible into an amount equal to 100.2% of the then outstanding common stock of HFCO at the time of conversion, which is at the sole discretion of ARSC. This gives ARSC an effective 50.1% equity interest in HFCO.

Although an all stock transaction, HFCO was required to have secured sufficient funding commitments to fund Hydra’s production startup before it could close the acquisition. Such commitments were completed just recently.

Frank Neukomm, HFCO’s Chief Executive Officer and Chairman of the Board, and Robert Farr, HFCO’s President, Chief Operations Officer and Director of HFCO are also officers and directors of ARSC.  James Twedt is also a director of both HFCO and ARSC.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 in this Current Report  is hereby incorporated by reference into this Item 2.01.

Item 7.01    Regulation FD Disclosure.

On April 21, 2014, HFCO issued a press release attached hereto as Exhibit 99.1 and incorporated by reference. In the press release, HFCO announced that it had completed the acquisition of Hydra.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Hydrogen Future Corporation Press Release, dated April 21, 2014, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN FUTURE CORPORATION
(Registrant)

Dated: April 25, 2014	By:	/s/ Frank Neukomm
	Name:	Frank Neukomm
	Title:	Chairman Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Hydrogen Future Corporation Press Release, dated April 21, 2014, and furnished with this report.